ATLAS VALUE FUND

A series of Atlas Funds

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 27, 2007

The undersigned, revoking all Proxies heretofore given, hereby appoints W. Lawrence Key and Lezlie A. Iannone or either of them as Proxies of the undersigned, with full power of substitution in each of them, to vote on behalf of the undersigned all shares of Atlas Value Fund, a series of Atlas Funds, a Delaware statutory trust, that the undersigned is entitled to vote at the special meeting of shareholders, and at any adjournments or postponements thereof, of Atlas Value Fund to be held at ____ a.m., Eastern time on February 27, 2007, at the offices of [________], as fully as the undersigned would be entitled to vote, and to otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned, if personally present.  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying prospectus/proxy statement, the terms of each of which are incorporated by reference.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

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Signature(s) and Title(s), if applicable                                    Date

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

THIS PROXY IS SOLICITED ON BEHALFOF THE BOARD OF TRUSTEES OF ATLAS FUNDS.  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS:THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR “FOR”EACH OF THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF ATLAS FUNDSRECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK.  DO NOT USE RED INK.

If you should have any questions about the proxy material or the execution of your vote, simply call (800) _________ between the hours of 10 a.m. and 10 p.m. eastern time.  Representatives will be happy to assist you. Please have this proxy card available at the time of the call.

                                                                                    For                   Against             Abstain

1. To approve the Agreement and Plan of Reorganization.

2. As more fully described in the prospectus/proxy statement, to approve the New Investment Advisory Agreement between Atlas Funds, on behalf of Atlas Value Fund, and Atlas Advisers, Inc.

3. To consider and vote upon such other matters as may properly come before said meeting or any adjournments or postponements thereof.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!